Exhibit 23.6

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Gulfport Energy Corporation of our report dated February 17, 2017, relating to the financial statements of Vitruvian II Woodford, LLC, which appears in Gulfport Energy Corporation’s Current Report on Form 8-K dated April 18, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 7, 2017